Exhibit 10.1

                               STEVEN MADDEN, LTD.
                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104
                                T (718) 308-2292
                                F (718) 308-8992

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                                                        March 9, 2007

Dear Mr. Schmertz:

Set forth below are the terms of your employment with Steven Madden, Ltd.:

1.       Term of Agreement: March 9, 2007 through December 31, 2009.

2.       Position: Brand Director.

3. Salary: $600,000 per annum, less any deductions as shall be required to be withheld by any applicable laws and regulations.

4. Signing Bonus: Upon your execution and delivery of this Agreement you shall receive a signing bonus of $500,000, less any deductions as shall be required to be withheld by any applicable laws and regulations.

5. Bonus: The Company may pay you a bonus in such amount, if any, and at such time or times, as the Board of Directors may determine in its absolute discretion subject to the Company's ordinary payroll practice.

6. Restricted Stock: You shall receive 100,000 shares of restricted stock as provided for in the Restricted Stock Agreement attached hereto.

7. Expenses: The Company shall pay for all reasonable and necessary business-related expenses, including a cellular phone.

8.       Car Allowance: You shall receive a car allowance of $1,250 per month.

9. Vacations: You shall be entitled to vacations, sick days and personal days in accordance with the Company's policy for executives.

10. Death: This Agreement shall terminate upon your death; provided, however, that the Company shall continue to pay to your estate 50% of the Base Salary as set forth in paragraph 3 hereof for the twelve
         (12)-month period immediately subsequent to the date of your death.

11. Change of Control: If, during the period commencing 30 days prior to a Change of Control and ending 180 days after a Change of Control, you are terminated by the Company other than For Cause, you are entitled to receive an amount equal to the lesser of (i) the average amount of total compensation actually received by you for the preceding three calendar years multiplied by 3 or (ii) the maximum amount which is tax deductible to the Company under Internal Revenue Code Section 280G. "Change of Control" shall mean when any person or group (excluding the Company or any of its affiliates) becomes the beneficial owner of securities representing 50% or more of the combined voting power of the Company's then outstanding securities. "For Cause" shall mean (i) your
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         repeated failure to perform the duties and responsibilities assigned to you by the Company, (ii) your conviction of a crime involving moral turpitude, or (iii) your willfully and knowingly engaging in any conduct materially detrimental to the business, goodwill or reputation of the Company.

12. Non-Solicitation/Non-Competition Agreement: You recognize that the services to be performed by you hereunder are special and unique. In consideration of the compensation granted herein, you agree that, in the event you either terminate your employment of your own accord or are terminated by the Company For Cause prior to the expiration of this agreement, for a period of 12 months following such termination, you shall not (i) become employed by or otherwise affiliated with, nor furnish services to, any business that competes with, or otherwise furnishes goods or services to, the Company, (ii) solicit any business from any customers of the Company, or (iii) hire, offer to hire, entice away, or in any manner persuade or attempt to persuade any employee of the Company to discontinue his/her employment with the Company.



Signature:                                        /s/ JAMIESON A. KARSON
                                                  ------------------------------
                                                  Jamieson Karson, CEO



Counter-signature:                                /s/ ROBERT SCHMERTZ
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                                                  Robert Schmertz

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